Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-131145, 333-72786, 333-79639, 333-43353 on Form S-8 and Nos. 333-54830, 333-51278, 333-76885, 333-61951, 333-58031 on Form S-3 of our report dated February 26, 2007 relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, effective January 1, 2006 and the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, effective December 31, 2006) of Investors Financial Services Corp., and our report dated February 26, 2007 relating to management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Investors Financial Services Corp. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 26, 2007